Exhibit 21.1




                            Interpharm Holdings, Inc.
                              List of Subsidiaries




------------------------------------- -------------------- ---------------------
                                                            Ownership Percentage
    Name of Subsidiary                Jurisdiction
------------------------------------- -------------------- ---------------------
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Interpharm, Inc.                      New York             100%
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Micro Computer Store, Inc.            New York             100%
------------------------------------- -------------------- ---------------------
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Innovative Business Micros, Inc.      New York             100%
------------------------------------- -------------------- ---------------------
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Logix Solutions, Inc.                 Colorado             90%
Saturn Chemical, LLC                  New York             100%
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